UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 26, 2015

WASHINGTONFIRST BANKSHARES, INC.
(Exact name of registrant as specified in its charter)

VIRGINIA	001-35768	26-4480276
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

11921 Freedom Drive, Suite 250, Reston, Virginia 20190
(Address of principal executive offices) (Zip Code)

(703) 840-2410
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On January 26, 2015, D. Mark Lowers, a director of WashingtonFirst Bankshares, Inc. (the “Company”) and its wholly-owned subsidiary WashingtonFirst Bank (the “Bank”) advised the Board of Directors of his decision not to seek re-election at the Company’s Annual Meeting of Shareholders on April 29, 2015.  Mr. Lowers was appointed to serve as a Group III director of the Bank and the Company following the acquisition of Alliance Bankshares Corporation in December 2012.  Previously, Mr. Lowers had served as a director of Alliance Bankshares Corporation since 2010.  Mr. Lowers’ decision not to seek re-election was not the result of any disagreement with the Company, the Company’s management or the Board of Directors.  Rather, Mr. Lowers concluded that due to other professional demands he would not be able to continue to devote sufficient time to the directorships.  Mr. Lowers will continue to serve as a director of the Company and the Bank until the Company’s Annual Meeting of Shareholders.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.
WASHINGTONFIRST BANKSHARES, INC.

January 28, 2015	/s/ Matthew R. Johnson
Date	Matthew R. Johnson
Executive Vice President and Chief Financial Officer

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